Exhibit 10.1
Execution Version
SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 13, 2022, by and between Vallon Pharmaceuticals, Inc., a Delaware corporation (the “PubCo”) and the Person set forth on Schedule A hereto (the “Stockholder”).
WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.01 per share (“Company Shares”), of GRI Bio, Inc., a Delaware corporation (“Company”), set forth opposite the Stockholder’s name on Schedule A (all Company Shares and other securities of Company owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);
WHEREAS, the Company, PubCo, and Vallon Merger Sub, Inc., a Delaware corporation (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the PubCo has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
VOTING AGREEMENT; GRANT OF PROXY
The Stockholder hereby covenants and agrees that:
1.1. Voting of Subject Shares. From and after the date hereof, at every meeting of the holders of Company Shares (the “Company Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Company Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions, the matters to be set out in the Company Stockholder Written Consent, and the other actions contemplated by the Merger Agreement, (b) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger, and (c) against any Acquisition Proposal. Except as permitted under clauses (A) through (H) of Section 1.3 below, Stockholder shall retain at all times the right to vote the Subject Shares in Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company Stockholders.
1.2. Voting in case of Adverse Recommendation Change. Notwithstanding the foregoing and subject to Section 4.2, if the Board of Directors of the Company has effected (and not withdrawn) a Company Board Adverse Recommendation Change with respect to an Acquisition Proposal in accordance with the Merger Agreement, then the obligation of the Stockholder to vote the Subject Shares as to which the Stockholder controls the right to vote in the manner set forth above in this Section 1.2 shall be modified such that the Stockholder, together with the other stockholders of Company entering into substantially similar voting agreements with PubCo on or about the date hereof (the “Other Voting Agreements”), shall only be required to collectively vote an aggregate number of Subject Shares (for this purpose meaning Subject Shares as defined herein together with Subject Shares as defined in the Other Voting Agreements (collectively, the “Covered Shares”)) equal to 35% of the total voting power of the outstanding capital stock of the Company as of the record date for the meeting at which such vote is taken with respect to the matters to be set out in the Company Stockholder Written Consent in the manner set forth above in this Section 1.2, and the number of Subject Shares subject to this Agreement and all Other Voting Agreements in excess of that percentage shall be voted on a pro rata basis on the matters to be set out in the Company Stockholder Written Consent in a manner equivalent to the proportion of votes “For” and “Against” or abstain on the applicable the matters to be set out in the Company Stockholder Written Consent by the shares of the Company Common Stock other than the Covered Shares that are voted on the matters to be set out in the Company Stockholder Written Consent.
1.3. No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, prior to Company obtaining the Required Company Stockholder Vote, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may (A) make transfers or dispositions of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make transfers or dispositions of the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (C) make transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder, (D) make transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (E) make transfers or dispositions not involving a change in beneficial ownership, (F) if the Stockholder is a trust, make transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary, (G) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase Company Shares, and (H) Transfer Company Shares to Company to cover tax withholding obligations of the Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that, in each case, the underlying Company Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement. With respect to clauses (A) through (F) above, (i) the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee shall provide the PubCo with a copy of such agreement promptly upon consummation of any such Transfer, and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such an agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
1.4. Documentation and Information. The Stockholder shall permit and hereby authorizes the Company and PubCo to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or PubCo reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. Company and PubCo are each an intended third-party beneficiary of this Section 1.4.
1.5. Irrevocable Proxy. Except as set forth in the Investor Agreements, the Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints the PubCo as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of Company Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the

Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of Company Stockholders or in connection with any action sought to be taken by written consent of Company Stockholders without a meeting, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Company Stockholders or in connection with any action sought to be taken by written consent of Company Stockholders without a meeting. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Company. The Stockholder hereby affirms that the proxy set forth in this Section 1.5 is given in connection with and granted in consideration of and as an inducement to PubCo, Merger Sub, and Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.5 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder (other than shares beneficially owned by the Stockholder that are held in the name of a bank, broker or nominee), the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.5 with respect to such Subject Shares.
1.6. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the PubCo any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and the PubCo will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.
1.7. Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Laws, including Section 262 of the DGCL. The Stockholder agrees not to commence, join in, facilitate, assist, or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against PubCo, Merger Sub, or Company or any of their respective successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into, or consummation of the Merger Agreement
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to the PubCo that:
2.1. Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid, and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2. Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Company Shares granted to the Stockholder under an employee benefit plan of Company and (d) as provided in the Organizational Documents of Company. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Company Shares owned by the Stockholder as of the date hereof. Except pursuant to the Organizational Documents of Company, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).
2.3. Voting Power. Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust, or other agreement, and none of the Subject Shares are subject to any arrangement with respect to the voting of the Subject Shares, except as provided hereunder.
2.4. Reliance. The Stockholder has had the opportunity to review the Merger Agreement, including the provisions relating to the Exchange Ratio, and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by PubCo, the Company, or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not PubCo, the Company, or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, PubCo, and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
2.5. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.
2.6. Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the Organizational Documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Stockholder is subject, or (c) any Contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The PubCo represents and warrants to the Stockholder that:
3.1. Organization; Authorization. The PubCo is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The consummation of the transactions contemplated hereby is within the PubCo’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the PubCo. The PubCo has full power and authority to execute, deliver and perform this Agreement.
3.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by the PubCo and constitutes a legal, valid, and binding obligation of the PubCo enforceable against the PubCo in accordance with its terms, subject to the Enforceability Exceptions.
ARTICLE IV
MISCELLANEOUS
4.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth in accordance with the provisions of the Merger Agreement, and if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify by written notice so given.
4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.
4.3. Confidentiality. Except to the extent required by applicable law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until PubCo has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 4.3. Neither the Stockholder nor any of its Affiliates (other than PubCo, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement, or the other transactions contemplated hereby or thereby without the prior written consent of the Company and PubCo, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and PubCo to the extent practicable. Company and PubCo are each an intended third-party beneficiary of this Section 4.3.
4.4. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
4.5. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.4 and Section 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the PubCo may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve the PubCo of any of its obligations hereunder.
4.6. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 4.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.
4.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
4.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.
4.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
4.10. Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, and each of the parties waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.
4.11. Construction.
(a) For purposes of this Agreement, whenever the context requires: any singular term shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender.
(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c) As used in this Agreement, “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive.
(d) Except as otherwise indicated, references to any Person include the successors and permitted assigns of that Person.
(e) Except as otherwise indicated, references to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, substituted, from time to time.
(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.
(g) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
4.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.
4.13. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Company Shares, and not in the Stockholder’s capacity as a director, officer or employee of Company or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Company in the exercise of his or her fiduciary duties as a director or officer of Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
4.14. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Company’s Organizational Documents and the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.
(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

VALLON PHARMACEUTICALS, INC.
By:

Name:

Title:

STOCKHOLDER

(Print Name of Stockholder)
(Signature)
(Name and Title of Signatory, if Signing on Behalf of an Entity)
Address for Notices:
Email:
[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares	No. Options	No. RSUs	No. Warrants
W. Marc Hertz	9,938,790	0	0	0
Vipin Kumar Chaturvedi	4,604,000	0	0	0
Albert Agro	4,604,000	0	0	0